Exhibit 10.34

Loan Agreement

Party A: Shenzhen Bestman Precision Instrument Co., LTD

Party B: Shenzhen Beiguanai Health Service Co., Ltd

Party A and Party B shall, on the basis of equality, voluntary, equivalent compensation, reach opinions through friendly consultation for both parties to abide by.

1. Purpose of the loan

Party B is in urgent need of a capital turnover due to the operation of the company. It borrows money from Party A and Party A agrees to lend it.

2. borrowing balance

Party B borrows RMB (in words) (RMB 3,000,000.00) for the collection account designated by Party B.

3. life of loan

The term of the loan shall be settled from June 08, 2023 (counting from the date of the actual loan by Party A, and Party B shall issue a separate receipt) to December 31, 2023.

4.Repayment method

To voluntarily repay the arrears to Party A according to the time stipulated in this agreement. After Party B pays off all the payments stipulated in this Agreement, Party A shall deliver the IOU to Party B after receiving the repayment.

5. cost of money

The interest on the loan was an annualized 3. 9%.

Vi. Settlement method of contract disputes

Any dispute arising from the performance of this Contract shall be settled by the parties through friendly negotiation, or may be mediated by a third party through negotiation or mediation

Vii. This Contract shall come into force upon being signed by both parties. This contract is made out of _2_ copies, with each party holding _1 copies. Have the same legal effect.

Party A (seal): Shenzhen Bestman Precision Instrument Co., LTD

Date: 2023.6.8

Party B (Signature): Shenzhen Beiguanai Health Service Co., Ltd

Date: 2023.6.8